Exhibit (a)(1)(C)

Letter of Transmittal for Employee Restricted Shares

to Tender Restricted Shares of Common Stock of

Buckeye Technologies Inc.

at

$37.50 Net Per Share Pursuant to the Offer to Purchase

Dated May 7, 2013

by

GP Cellulose Group LLC

an indirect wholly-owned subsidiary of

Georgia-Pacific LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JUNE 4, 2013, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

DESCRIPTION OF EMPLOYEE RESTRICTED SHARES TENDERED
Names(s) and Address(es) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s) or the records of Buckeye Technologies Inc.)	Shares Tendered (Attach additional signed list if necessary)
	Certificate Number(s)*	Total Number of Employee Restricted Shares Represented by Certificate(s)*	Total Number of Employee Restricted Shares Represented by Book Entry or Other Account(s)	Number of Shares Tendered**

* Need not be completed if transfer is made by book-entry transfer. ** Unless otherwise indicated, it will be assumed that all Employee Restricted Shares are being tendered. See Instruction 4.

☐	CHECK HERE IF ANY OF THE CERTIFICATES REPRESENTING SHARES THAT YOU OWN HAVE BEEN LOST OR DESTROYED AND SEE INSTRUCTION 9.

Number of Shares represented by the lost or destroyed certificates

This Letter of Transmittal for Employee Restricted Shares may ONLY be used to tender shares of common stock, par value $0.01 per share (the “Shares”), of Buckeye Technologies Inc. (“Buckeye”) that are subject to forfeiture restrictions, repurchase rights or other restrictions under Buckeye’s equity plans (“Restricted Shares”) held by shareholders who are current or former employees of Buckeye. Shares awarded pursuant to a Buckeye equity plan and no longer subject to forfeiture restrictions, repurchase rights or other restrictions under such plan are not Restricted Shares.

This Letter of Transmittal for Employee Restricted Shares may NOT be used to tender unrestricted Shares or Restricted Shares held by shareholders who are not current or former employees of Buckeye.

Delivery of this Letter of Transmittal for Employee Restricted Shares to an address other than as set forth above does not constitute a valid delivery. You must sign this Letter of Transmittal for Employee Restricted Shares in the appropriate space provided therefor. The instructions set forth in this Letter of Transmittal for Employee Restricted Shares should be read carefully before this Letter of Transmittal for Employee Restricted Shares is completed.

* * *

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

The undersigned hereby tenders to GP Cellulose Group LLC, a Delaware limited liability company (the “Purchaser”) and an indirect wholly-owned subsidiary of Georgia-Pacific LLC, a Delaware limited liability company (“Georgia-Pacific”), the above described shares of common stock, par value $0.01 per share (the “Shares”), of Buckeye Technologies Inc., a Delaware corporation (“Buckeye”), that are subject to forfeiture restrictions, repurchase rights or other restrictions under Buckeye’s equity plans and held by current or former employees of Buckeye (“Employee Restricted Shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 7, 2013 (the “Offer to Purchase”), and this Letter of Transmittal for Employee Restricted Shares (which, together with the Offer to Purchase, the Letter of Transmittal for Shares and any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged.

This Letter of Transmittal for Employee Restricted Shares may ONLY be used to tender Employee Restricted Shares. It may NOT be used to tender unrestricted Shares or Restricted Shares held by shareholders who are not current or former employees of Buckeye (“Non-Employee Restricted Shares”).

Upon the terms of the Offer, and effective upon acceptance for payment of the Employee Restricted Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser, all right, title and interest in and to the Employee Restricted Shares tendered herewith and any other securities or rights issued or issuable in respect of the Employee Restricted Shares on or after the date of the Offer to Purchase and irrevocably constitutes and appoints American Stock Transfer & Trust Company, LLC (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Employee Restricted Shares (and any such other securities or rights) or of the undersigned’s rights with respect to such Employee Restricted Shares (and any such other securities or rights) (i) to transfer ownership of such Employee Restricted Shares (and any such other securities or rights) on the account books maintained by the Depositary, as Buckeye’s transfer agent, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (ii) to present such Employee Restricted Shares (and any such other securities or rights) for transfer on Buckeye’s books, and (iii) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Employee Restricted Shares (and any such other securities or rights), all in accordance with the terms and subject to the conditions of the Offer.

Except for restrictions on the Employee Restricted Shares pursuant to the terms of Buckeye’s equity plans, the undersigned represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Employee Restricted Shares (and any and all other securities or rights issued or issuable in respect of such Employee Restricted Shares on or after the date of the Offer to Purchase) and, when the same are accepted for payment by the Purchaser, the Purchaser will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances and the same will not be subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed necessary or desirable by the Depositary or the Purchaser to complete the sale, assignment and transfer of the tendered Employee Restricted Shares (and any such other securities or rights) to the Purchaser.

All authority conferred or agreed to be conferred in this Letter of Transmittal for Employee Restricted Shares shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, the tender of Employee Restricted Shares hereby is irrevocable.

The undersigned hereby irrevocably appoints the designees of the Purchaser, and each of them, and any other designees of the Purchaser, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at the special meeting in connection with the Merger, if any, and to the extent permitted by applicable law, and under Buckeye’s certificate of incorporation and bylaws, any other annual, special or adjourned meeting of Buckeye’s shareholders or otherwise to execute any written consent concerning any matter, and to otherwise act as each such attorney-in-fact and proxy or his, her or its substitute shall in his, her or its sole discretion deem proper with respect to the Employee Restricted Shares tendered hereby that have been accepted for payment by the Purchaser before the time any such action is taken and with respect to which the undersigned is entitled to vote (and any and all other securities or rights issued or issuable in respect of such Employee Restricted Shares on or after the date of the Offer to Purchase). This appointment is effective when, and only to the extent that, the Purchaser accepts for payment such Employee Restricted Shares as provided in the Offer to Purchase. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Employee Restricted Shares in accordance with the terms of the Offer. Upon such acceptance for payment, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Employee Restricted Shares (and any such other securities or rights) will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective) by the undersigned with respect to such Employee Restricted Shares (or such other securities or rights).

The Purchaser’s acceptance for payment of Employee Restricted Shares validly tendered according to any of the procedures described in the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms and conditions of such extension or amendment). Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the Merger Agreement (as defined in the Offer to Purchase), the price to be paid to the undersigned will be the amended price despite the fact that a different price is stated in this Letter of Transmittal for Employee Restricted Shares. Under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Employee Restricted Shares tendered hereby. All questions as to validity, form, and eligibility of any tender of Employee Restricted Shares hereby will be determined by the Purchaser (which may delegate power in whole or in part to the Depositary).

The Purchaser reserves the right to transfer or assign its rights and obligations under the Merger Agreement, including the right to purchase Employee Restricted Shares tendered in the Offer, to one or more direct or indirect subsidiaries of Georgia-Pacific, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer and will in no way prejudice the undersigned’s rights to receive payment for Employee Restricted Shares validly tendered and accepted for payment in the Offer.

Please transmit the purchase price of all of the Employee Restricted Shares purchased from the undersigned pursuant to this Letter of Transmittal for Employee Restricted Shares to Buckeye on behalf of the undersigned. The undersigned hereby acknowledges that Buckeye will then distribute such funds through its payroll system, reduced by the amount of any applicable income and employment tax withholding due and not previously withheld with respect to such Employee Restricted Shares. Please return any certificates (and any accompanying documents, as appropriate) for Employee Restricted Shares not tendered or accepted for payment in the name(s) of the registered holder(s) and to the corresponding address(es) appearing under “Description of Employee Restricted Shares Tendered.” Please return any uncertificated Employee Restricted Shares tendered herewith that are not accepted for payment by crediting the appropriate account at American Stock Transfer & Trust Company, LLC.

IMPORTANT

SHAREHOLDER(S) SIGN HERE

(Signature(s) of Shareholder(s))
(Signature(s) of Shareholder(s))

Must be signed by holder(s) of Employee Restricted Shares exactly as name(s) appear(s) on certificate(s) for such Shares or on the records of Buckeye with respect to such Employee Restricted Shares. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following and see Instruction 5.

Dated:                                         ,

Name (s)

(Please Print)

Capacity (Full Title)

Address

(Including Zip Code)

Daytime Area Code and Telephone Number

IF REQUIRED—GUARANTEE OF SIGNATURE(S)

(See Instructions 1 and 5)

Authorized Signature

Name

(Please Print)

Title

(Please Print)

Name of Firm

Address

(Include Zip Code)

Daytime Area Code and Telephone Number

Dated:                                         ,

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. If a certificate for Employee Restricted Shares is registered in the name of a person other than the signer of this Letter of Transmittal for Employee Restricted Shares, then the tendered Employee Restricted Share certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on such Share certificate, with the signature or signatures on the certificates or stock powers guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent Medallion Program, or other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

2. Requirements of Tender. This Letter of Transmittal for Employee Restricted Shares is to be completed by shareholders desiring to tender Shares that are Employee Restricted Shares. It may not be used to tender unrestricted Shares or Non-Employee Restricted Shares. For a shareholder to validly tender Employee Restricted Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal for Employee Restricted Shares, certificates (if issued) for such Shares and any other required documents must be received by the Depositary at one of its addresses set forth herein before the Expiration Date (as defined in the Offer to Purchase). Employee Restricted Shares may not be tendered by Guaranteed Delivery.

The method of delivery of this Letter of Transmittal for Employee Restricted Shares and all other required documents is at the election and risk of the tendering shareholder. Shares will be deemed delivered only when actually received by the Depositary. If delivery is by mail, registered mail, with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted and no fractional Employee Restricted Shares will be purchased. All tendering shareholders, by execution of this Letter of Transmittal for Employee Restricted Shares (or manually signed facsimile), waive any right to receive any notice of the acceptance of their Employee Restricted Shares for payment.

3. Inadequate Space. If the space provided herein is inadequate, the number of Employee Restricted Shares should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. If fewer than all the Employee Restricted Shares evidenced by any certificate submitted are to be tendered, fill in the number of such Shares that are to be tendered in the box entitled “Number of Shares Tendered.” In any such case, new certificate(s) for the remainder of the Employee Restricted Shares that were evidenced by the old certificate(s) will be sent to the registered holder promptly after the acceptance for payment of the Shares tendered herewith. All Employee Restricted Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated. If fewer than all the uncertificated Employee Restricted Shares held in the relevant account set forth above are to be tendered, fill in the number of such Shares that are to be tendered in the box entitled “Number of Shares Tendered.” In any such case, the relevant account will retain the Employee Restricted Shares not tendered. All uncertificated Employee Restricted Shares held in such account will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal for Employee Restricted Shares. If this Letter of Transmittal for Employee Restricted Shares is signed by the registered holder(s) of the Employee Restricted Shares tendered hereby, the signature(s) must correspond, without change, with (i) the name(s) as written on the face of the certificate(s) or (ii) the name(s) as shown on the records of Buckeye.

If any of the Employee Restricted Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal for Employee Restricted Shares.

If any tendered Employee Restricted Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal for Employee Restricted Shares as there are different registrations of Shares.

If this Letter of Transmittal for Employee Restricted Shares or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Purchaser of their authority so to act must be submitted.

If the certificates for Employee Restricted Shares are registered in the name of a person other than the signer of this Letter of Transmittal for Employee Restricted Shares, the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on such Share certificate, with the signature or signatures on the certificates or stock powers guaranteed as aforesaid. See Instruction 1.

6. Stock Transfer Taxes. The Purchaser will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of any Employee Restricted Shares to it, or its order, in the Offer. In connection with delivering payment for Employee Restricted Shares accepted for payment in the Offer through its payroll system, Buckeye shall reduce the amount payable by the amount of any applicable income and employment tax withholding due and not previously withheld with respect to such Employee Restricted Shares.

7. Waiver of Conditions. Subject to the terms of the Merger Agreement and the offer to Purchase, the Purchaser reserves the absolute right in its sole discretion to waive any of the specified conditions of the Offer in the case of any Employee Restricted Shares tendered.

8. Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to MacKenzie Partners, Inc., the Information Agent at its address listed on the back cover of this Letter of Transmittal for Employee Restricted Shares. Additional copies of the Offer to Purchase and this Letter of Transmittal for Employee Restricted Shares may be obtained from the Information Agent.

9. Lost, Destroyed or Stolen Certificates. If any certificate representing Employee Restricted Shares has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary by checking the appropriate box on this Letter of Transmittal for Employee Restricted Shares and indicating the number of Employee Restricted Shares so lost, destroyed or stolen, or call the Transfer Agent for the Employee Restricted Shares, American Stock Transfer & Trust Company, LLC, at (877) 248-6417 or (718) 921-8317. The shareholder will then be instructed by the Transfer Agent as to the steps that must be taken to replace the certificate. This Letter of Transmittal for Employee Restricted Shares and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

IMPORTANT: THIS LETTER OF TRANSMITTAL FOR EMPLOYEE RESTRICTED SHARES (OR A MANUALLY SIGNED FACSIMILE), PROPERLY COMPLETED AND DULY EXECUTED, CERTIFICATES (IF ISSUED) FOR TENDERED EMPLOYEE RESTRICTED SHARES, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY BEFORE THE EXPIRATION DATE OF THE OFFER. GUARANTEED DELIVERY PROCEDURES MAY NOT BE USED TO TENDER EMPLOYEE RESTRICTED SHARES. THIS LETTER OF TRANSMITTAL FOR EMPLOYEE RESTRICTED SHARES MAY ONLY BE USED TO TENDER EMPLOYEE RESTRICTED SHARES. IT MAY NOT BE USED TO TENDER UNRESTRICTED SHARES OR NON-EMPLOYEE RESTRICTED SHARES.

Questions and requests for assistance may be directed to the Information Agent at the locations and telephone numbers set forth below. Additional copies of the Offer to Purchase, Letter of Transmittal for Employee Restricted Shares and other tender offer materials may be directed to the Information Agent at the locations and telephone numbers set forth below.

The Information Agent for the Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: tenderoffer@mackenziepartners.com